Exhibit 99.1

Arcadia Biosciences (RKDA) Announces Third Quarter 2025 Financial Results and Business Highlights

-- Zola® year-to-date revenues increase 26% year over year --

-- Arcadia gross profit margins exceed 30% for 11th straight quarter --

-- Arcadia cash balance declines by only $257K to $1.1M --

DALLAS, Texas (November 7, 2025) – Arcadia Biosciences, Inc.® (Nasdaq: RKDA), a producer and marketer of innovative wellness products, today released its financial and business results for the third quarter of 2025.

“We are very pleased with our performance for the third quarter of 2025.” said T.J. Schaefer, CEO of Arcadia. “Zola® coconut water revenues were flat year-over-year in the third quarter as we overlapped the initial sell-in to Zola’s largest customer during the third quarter of 2024. However, on a year-to-date basis, Zola coconut water revenues have grown 26% and more than offset $700,000 in GLA sales in 2024 that did not occur in 2025. Additionally, our gross margins have now exceeded 30% for eleven consecutive quarters, SG&A expenses are at an all-time low and our cash management exceeded our expectations.

“In addition to our strong operating performance, we continue to own 2.7 million shares of Above Food Ingredients Inc. stock as a partial repayment of the $6 million principal amount of the note receivable related to the sale of GoodWheatTM assets in the second quarter of 2024 and are pursuing resolution of the remaining outstanding balance.

“Our pending business combination with Roosevelt Resources is still in progress,” Schaefer continued, “but uncertainty exists regarding the timing due to several factors including the ongoing federal government shutdown that went into effect over a month ago. We continue to monitor events closely, but the shutdown is obviously a situation that is outside of our control.”

Arcadia Biosciences, Inc.

Financial Snapshot

(Unaudited)

($ in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024	Favorable/ (Unfavorable)		2025	2024	Favorable/ (Unfavorable)
			$	%			$	%
Total revenues	1,302	1,537	(235)	(15%)	3,957	3,829	128	3%
Total operating expenses	2,454	3,297	843	26%	5,082	5,198	116	2%
(Loss) income from continuing operations	(1,152)	(1,760)	608	35%	(1,125)	(1,369)	244	18%
Net (loss) income attributable to common stockholders	856	(1,612)	2,468	153%	(1,003)	(2,974)	1,971	66%

Certain previously reported financial information has been reclassified to conform to the current year presentation. Reclassifications are related to the presentation of the financial results of our former GoodWheatTM brand as discontinued operations. The financial information above and narrative that follows relate to continuing operations unless stated otherwise.

More detailed financial information is included in the company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC), available in the Investors section of the company’s website under SEC Filings.

Revenues

Revenues decreased $235,000, or 15%, during the third quarter of 2025 compared to the same period in 2024 due to $217,000 in sales of GLA oil in 2024 that were absent in 2025. In addition, Zola third quarter sales in 2024 had the benefit of an incremental $165,000 driven by the initial sell-in to a large customer.

Revenues increased $128,000, or 3%, and consisted entirely of Zola coconut water sales during the first nine months of 2025 compared to the same period in 2024. Zola revenues increased $820,000, or 26% during the first nine months of 2025 compared to the same period in 2024. This was primarily driven by an increase in distribution resulting in higher sales volume. The company did not implement any price increases during 2024 or 2025. Revenues for the first nine months of 2024 included $701,000 from sales of GLA oil that were absent in 2025.

Operating Expenses

Cost of revenues decreased $148,000, or 14%, during the third quarter of 2025 compared to the same period in 2024 driven by a write-down of $154,000 related to hemp and GoodWheat seed in 2024. There was no such write-down of inventory in 2025. Cost of revenues for the same period in 2024 included $18,000 from GLA oil.

Cost of revenues increased by $253,000, or 12%, and consisted primarily of Zola coconut water costs during the first nine months of 2025 compared to the same period in 2024. Zola cost of revenues increased $472,000, or 25% during the first nine months of 2025 compared to the same period in 2024 driven by a 26% increase in Zola sales. Cost of revenues for the first nine months of 2024 included $64,000 of costs from GLA oil as well as a write-down of $154,000 related to hemp and GoodWheat seed.

SG&A decreased by $671,000 and $1.6 million during the third quarter and first nine months of 2025, respectively, compared to the same periods in 2024, driven primarily by operating costs and employee related costs in 2024 that were absent in 2025.

Other operating expenses (income) increased by $1.2 million during the first nine months of 2025 compared to the same period in 2024. This was driven by a $4.0 million gain on the sale of RS durum wheat patents to Corteva that occurred in 2024, compared to a $2.8 million gain recognized in 2025 related to the agreement with Bioceres Crop Solutions Corp to transfer rights related to reduced gluten and oxidative stability patents, as well as the agreement with Bioseed Research India to terminate the license agreement for certain intellectual property.

Credit Loss and Common Stock Received

On May 1, 2025, Arcadia delivered a notice to Above Food Corp. to exercise a stock election option provided for in the Above Food Promissory Note related to the sale of GoodWheat assets in May 2024. The notice indicated that pursuant to the provisions of the Promissory Note, the number of shares issuable was approximately 3.5 million shares of common stock of Above Food Ingredients Inc. (ABVE), satisfying the final $2 million installment payment obligation under the Promissory Note. In June 2025, ABVE issued approximately 2.7 million shares to Arcadia, partially satisfying the stock election, and the company believes approximately 800,000 shares relating to the company's stock election notice remain issuable.

Additionally, the first payment of principal and accrued interest under the Promissory Note was due on May 14, 2025, and as of September 30, 2025, had not been paid. As such, Arcadia recognized a credit loss of $4.7 million for the remaining outstanding principal amount, accrued interest, and other related receivables that would remain after fulfillment of the stock election.

Net Income / Loss Attributable to Common Stockholders

Net income attributable to common stockholders for the third quarter of 2025 was $856,000, or $0.63 per share, a $2.5 million improvement from the $1.6 million net loss, or $1.18 per share, for the third quarter of 2024. The improvement in net income attributable to common stockholders for the third quarter of 2025 compared to the same period in 2024 was primarily driven by other income of $1.7 million related to an unrealized gain of the same amount on the ABVE common stock.

Net loss attributable to common stockholders for the first nine months of 2025 was $1.0 million, or $0.73 per share, a $2.0 million improvement from the $3.0 million net loss, or $2.18 per share, for the first nine months of 2024. The improvement in net loss attributable to common stockholders for the first nine months of 2025 compared to the same period in 2024 was primarily driven by the $4.7 million credit loss related to the note receivable from Above Food recognized during the first nine months of 2025, partially offset by the $4.0 million gain on the sale of RS durum wheat patents to Corteva that occurred during the first nine months of 2024.

Conference Call

In light of the ongoing transaction with Roosevelt Resources and the related registration statement on Form S-4 (initially filed with the SEC on February 14, 2025, and amended July 31, 2025), the company will not hold a conference call to discuss third quarter results.

About Arcadia Biosciences, Inc.

Since 2002, Arcadia Biosciences (Nasdaq: RKDA) has been innovating high-value, healthy ingredients to meet consumer demands for healthier choices. With its roots in agricultural innovation, Arcadia cultivates next-generation wellness products. For more information, visit www.arcadiabio.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the company and its products, including statements relating to the company’s growth, cash position, operating costs, financial performance, commercialization of products, strategic transactions, our ability to obtain sufficient funding required to continue our operations and planned activities, our ability to obtain the stockholder approvals required to complete the proposed business combination transaction with Roosevelt Resources, LP and to satisfy the closing conditions contained in the agreements relating to the transaction, the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the proposed business combination transaction, and the anticipated timing of the closing of the proposed business combination transaction with Roosevelt Resources. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to, the risks set forth in filings that the company makes with the Securities and Exchange Commission from time to time, including in Arcadia’s Annual Report on Form 10-K for the year ended December 31, 2024 as amended, the registration statement on Form S-4 initially filed with the SEC on February 14, 2025 and amended July 31, 2025, and other filings that the company makes with the SEC. These forward-looking statements speak only as of the date hereof, and except as required by law, Arcadia Biosciences, Inc. disclaims any obligation to update these forward-looking statements.

No Offer or Solicitation

As previously reported on a Report on Form 8-K filed by the company with the SEC, on December 4, 2024, the company, Roosevelt Resources, LP, a Texas limited partnership, and certain other parties entered into a Securities Exchange Agreement (as the same may be amended, the Exchange Agreement) providing for the combination of the two companies in an all-stock transaction. Under the terms of the Exchange Agreement, at the closing of the transactions contemplated by the Exchange Agreement, Arcadia will issue to the partners of

Roosevelt shares of Arcadia common stock in exchange for all of the equity interests in Roosevelt.

This press release, including the information contained herein, is not intended to and does not constitute (i) a solicitation of a proxy, consent or approval with respect to any securities or in respect of the proposed transaction or (ii) an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, no offer will be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Additional Information for Stockholders

In connection with the proposed transaction, Arcadia intends to file relevant materials with the SEC and previously filed a Registration Statement on Form S-4 that includes a preliminary proxy statement/prospectus, with the SEC on February 14, 2025, and filed a pre-effective amendment to the Registration Statement on July 31, 2025. After the Registration Statement is declared effective by the SEC, Arcadia intends to mail a definitive proxy statement/prospectus to the stockholders of Arcadia relating to a meeting of stockholders to consider matters relating to the proposed transaction and other matters. This press release is not a substitute for the proxy statement/ prospectus or the Registration Statement or for any other document that Arcadia may file with the SEC and send to Arcadia’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF ARCADIA ARE URGED TO CAREFULLY AND THOROUGHLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY ARCADIA WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCADIA, ROOSEVELT, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors will be able to obtain free copies of the Registration Statement and proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by Arcadia with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Arcadia will be available free of charge from Arcadia’s website at www.arcadiabio.com under the “Investors” tab. In addition, investors and stockholders should note that Arcadia communicates with investors and the public using its website. Stockholders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transactions.

Participants in the Proxy Solicitation

Arcadia, Roosevelt and their respective directors, partners and certain of their officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Arcadia’s stockholders in connection with the proposed transactions. Information regarding the officers and directors of Arcadia is included in Arcadia’s most recent Annual Report on Form 10-K, as amended, filed with the SEC, including any information incorporated therein by reference, its definitive proxy statement for its 2024 annual meeting filed with the SEC on May 16, 2024, and in the Registration Statement initially filed with the SEC on February 14, 2025 and as amended July 31, 2025, and any amendments thereto as filed with the SEC. Additional information regarding such persons, as well as information regarding Roosevelt’s directors, managers and officers and other persons who may be deemed participants in the proposed transaction, will be set forth in the Registration Statement and proxy statement/prospectus, and any amendments thereto, and other materials, when they are filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained from the sources indicated above.

Arcadia Biosciences Contact:

T.J. Schaefer

ir@arcadiabio.com

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